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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): August 29, 2001
                                                            ---------------

                             IMS Health Incorporated
                            ------------------------
             (Exact name of registrant as specified in its charter)



  Delaware                     001-14049                      06-1506026
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(State of              (Commission File Number)            (IRS Employer
incorporation)                                            Identification No.)


200 Nyala Farms
Westport, CT                                                06880
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(Address of principal executive offices)                 (Zip Code)


                                 (203) 222-4200
                                 --------------
                         (Registrant's telephone number,
                              including area code)



                                      N/A
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Items 1-4.  Not Applicable.

Item 5.  Other Events.
         ------------

On August 29, 2001, IMS Health Incorporated decided to sell and completed the sale of 1,554,954 shares of Class A common stock of Gartner, Inc. ("Gartner Shares") to Gartner and an aggregate of 5,000,000 Gartner Shares to several institutional investors. IMS Health received aggregate proceeds of $64,762,945, or $9.88 per share, from these sales (IMS Health's original cost basis in these shares was $77.2 million, or $11.78 per share). These sales divest IMS Health of its remaining equity interest in Gartner. The sale of shares to Gartner was part of Gartner's $75 million stock buyback program announced on July 19, 2001.


Items 6-9.  Not Applicable.


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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                IMS HEALTH INCORPORATED


                                By:  /s/ James C. Malone
                                     ---------------------
                                   Name:  James C. Malone
                                   Title: Chief Financial Officer




Date:  August 31, 2001